                                                                    Exhibit 4(b)
                                                                    ------------


                                                                 COUNTERPART ___
                                                             OF 110 COUNTERPARTS

================================================================================

                         CAROLINA POWER & LIGHT COMPANY

                                       TO

                              THE BANK OF NEW YORK
                        (formerly Irving Trust Company)

                                      AND

                              DOUGLAS J. MacINNES

 (successor to Frederick G. Herbst, Richard H. West, J.A. Austin, E.J. McCabe,
     G. White, D.W. May, J.A. Vaughan, Joseph J. Arney, Wafaa Orfy and W.T.
                                  Cunningham)

                              as Trustees under Carolina Power &
                              Light Company's Mortgage and Deed
                              of Trust, dated as of May 1, 1940


                                ________________

                      ____________ Supplemental Indenture

                        Providing among other things for
              [First Mortgage Bonds, _____% Series due __________]
        [First Mortgage Bonds, _____% Senior Note Series Due _________]
                              (___________ Series)

                               _________________


                           Dated as of _____________


================================================================================

                                                Prepared by and Return to:
                                                Hunton & Williams (TSG)
                                                Post Office Box 109
                                                Raleigh, North Carolina 27602

                       __________ SUPPLEMENTAL INDENTURE

     INDENTURE, dated as of __________, 20__, by and between CAROLINA POWER & LIGHT COMPANY, a corporation of the State of North Carolina, whose post office address is 410 South Wilmington Street, Raleigh, North Carolina 27601 (hereinafter sometimes called the Company), and THE BANK OF NEW YORK (formerly Irving Trust Company), a corporation of the State of New York, whose post office address is 101 Barclay Street, New York, New York 10286 (hereinafter sometimes called the Corporate Trustee), and DOUGLAS J. MACINNES (successor to Frederick
G. Herbst, Richard H. West, J.A. Austin, E.J. McCabe, G. White, D.W. May, J.A. Vaughan, Joseph J. Arney, Wafaa Orfy and W.T. Cunningham), whose post office address is 1784 W. McGalliard Avenue, Hamilton, New Jersey 08610 (the Corporate Trustee and the Individual Trustee being hereinafter together sometimes called the Trustees), as Trustees under the Mortgage and Deed of Trust, dated as of May 1, 1940 (hereinafter called the Mortgage), which Mortgage was executed and delivered by the Company to Irving Trust Company (now The Bank of New York) and Frederick G. Herbst to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this Indenture (hereinafter sometimes called the __________ Supplemental Indenture) being supplemental thereto:

     WHEREAS, the Mortgage was recorded in various Counties in the States of North Carolina and South Carolina; and

     WHEREAS, the Mortgage was indexed and cross-indexed in the real and chattel mortgage records in various Counties in the States of North Carolina and South Carolina; and

     WHEREAS, an instrument, dated as of June 25, 1945, was executed by the Company appointing Richard H. West as Individual Trustee in succession to said Frederick G. Herbst (deceased) under the Mortgage, and by Richard H. West accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

     WHEREAS, an instrument, dated as of December 12, 1957, was executed by the Company appointing J.A. Austin as Individual Trustee in succession to said Richard H. West (resigned) under the Mortgage, and by J.A. Austin accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

     WHEREAS, an instrument, dated as of April 15, 1966, was executed by the Company appointing E.J. McCabe as Individual Trustee in succession to said J.A. Austin (resigned) under the Mortgage, and by E.J. McCabe accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

     WHEREAS, by the Seventeenth Supplemental Indenture mentioned below, the Company, among other things, appointed G. White as Individual Trustee in succession to said E.J. McCabe (resigned), and G. White accepted said appointment; and

     WHEREAS, by the Nineteenth Supplemental Indenture mentioned below, the Company, among other things, appointed D.W. May as Individual Trustee in succession to said G. White (resigned), and D.W. May accepted said appointment; and

     WHEREAS, by the Thirty-fifth Supplemental Indenture mentioned below, the Company, among other things, appointed J.A. Vaughan as Individual Trustee in succession to said D.W. May (resigned), and J.A. Vaughan accepted said appointment; and

     WHEREAS, an instrument, dated as of June 27, 1988, was executed by the Company appointing Joseph J. Arney as Individual Trustee in succession to said J.A. Vaughan (resigned) under the Mortgage, and by Joseph J. Arney accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

     WHEREAS, by the Forty-fifth Supplemental Indenture mentioned below, the Company, among other things, appointed Wafaa Orfy as Individual Trustee in succession to said Joseph J. Arney (resigned), and Wafaa Orfy accepted said appointment; and

     WHEREAS, by the Forty-ninth Supplemental Indenture mentioned below, the Company, among other things, appointed W.T. Cunningham as Individual Trustee in succession to said Wafaa Orfy (resigned), and W.T. Cunningham accepted said appointment; and

     WHEREAS, by the Sixty-sixth Supplemental Indenture mentioned below, the Company, among other things, appointed Douglas J. MacInnes as Individual Trustee in succession to said W.T. Cunningham (resigned), and Douglas J. MacInnes accepted said appointment; and

     WHEREAS, such instruments were indexed and cross-indexed in the real and chattel mortgage records in various Counties in the States of North Carolina and South Carolina; and

     WHEREAS, by the Mortgage, the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired intended to be subject to the lien thereof; and

     WHEREAS, for said purposes, among others, the Company executed and delivered to the Trustees the following supplemental indentures:


            Designation                         Dated as of
            -----------                         -----------

     First Supplemental Indenture...........  January 1, 1949
     Second Supplemental Indenture..........  December 1, 1949
     Third Supplemental Indenture...........  February 1, 1951
     Fourth Supplemental Indenture..........  October 1, 1952
     Fifth Supplemental Indenture...........  March 1, 1958
     Sixth Supplemental Indenture...........  April 1, 1960
     Seventh Supplemental Indenture.........  November 1, 1961
     Eighth Supplemental Indenture..........  July 1, 1964
     Ninth Supplemental Indenture...........  April 1, 1966
     Tenth Supplemental Indenture...........  October 1, 1967
     Eleventh Supplemental Indenture........  October 1, 1968
     Twelfth Supplemental Indenture.........  January 1, 1970
     Thirteenth Supplemental Indenture......  August 1, 1970
     Fourteenth Supplemental Indenture......  January 1, 1971
     Fifteenth Supplemental Indenture.......  October 1, 1971
     Sixteenth Supplemental Indenture.......  May 1, 1972
     Seventeenth Supplemental Indenture.....  May 1, 1973
     Eighteenth Supplemental Indenture......  November 1, 1973
     Nineteenth Supplemental Indenture......  May 1, 1974
     Twentieth Supplemental Indenture.......  December 1, 1974
     Twenty-first Supplemental Indenture....  April 15, 1975
     Twenty-second Supplemental Indenture...  October 1, 1977
     Twenty-third Supplemental Indenture....  June 1, 1978
     Twenty-fourth Supplemental Indenture...  May 15, 1979
     Twenty-fifth Supplemental Indenture....  November 1, 1979
     Twenty-sixth Supplemental Indenture....  November 1, 1979
     Twenty-seventh Supplemental Indenture.. April 1, 1980 Twenty-eighth Supplemental Indenture... October 1, 1980
     Twenty-ninth Supplemental Indenture....  October 1, 1980

           Designation                         Dated as of
           -----------                         -----------

     Thirtieth Supplemental Indenture.......  December 1, 1982
     Thirty-first Supplemental Indenture....  March 15, 1983
     Thirty-second Supplemental Indenture...  March 15, 1983
     Thirty-third Supplemental Indenture....  December 1, 1983
     Thirty-fourth Supplemental Indenture...  December 15, 1983
     Thirty-fifth Supplemental Indenture....  April 1, 1984
     Thirty-sixth Supplemental Indenture....  June 1, 1984
     Thirty-seventh Supplemental Indenture.. June 1, 1984 Thirty-eighth Supplemental Indenture... June 1, 1984
     Thirty-ninth Supplemental Indenture....  April 1, 1985
     Fortieth Supplemental Indenture........  October 1, 1985
     Forty-first Supplemental Indenture.....  March 1, 1986
     Forty-second Supplemental Indenture....  July 1, 1986
     Forty-third Supplemental Indenture.....  January 1, 1987
     Forty-fourth Supplemental Indenture....  December 1, 1987
     Forty-fifth Supplemental Indenture.....  September 1, 1988
     Forty-sixth Supplemental Indenture.....  April 1, 1989
     Forty-seventh Supplemental Indenture...  August 1, 1989
     Forty-eighth Supplemental Indenture....  November 15, 1990
     Forty-ninth Supplemental Indenture.....  November 15, 1990
     Fiftieth Supplemental Indenture........  February 15, 1991
     Fifty-first Supplemental Indenture.....  April 1, 1991
     Fifty-second Supplemental Indenture....  September 15, 1991
     Fifty-third Supplemental Indenture.....  January 1, 1992
     Fifty-fourth Supplemental Indenture....  April 15, 1992
     Fifty-fifth Supplemental Indenture.....  July 1, 1992
     Fifty-sixth Supplemental Indenture.....  October 1, 1992
     Fifty-seventh Supplemental Indenture...  February 1, 1993
     Fifty-eighth Supplemental Indenture....  March 1, 1993
     Fifty-ninth Supplemental Indenture.....  July 1, 1993
     Sixtieth Supplemental Indenture........  July 1, 1993
     Sixty-first Supplemental Indenture.....  August 15, 1993
     Sixty-second Supplemental Indenture....  January 15, 1994
     Sixty-third Supplemental Indenture.....  May 1, 1994
     Sixty-fourth Supplemental Indenture....  August 15, 1997
     Sixty-fifth Supplemental Indenture.....  April 1, 1998
     Sixty-sixth Supplemental Indenture.....  March 1, 1999
     Sixty-seventh Supplemental Indenture...  March 1, 2000
     Sixty-eighth Supplemental Indenture....  April 1, 2000
     Sixty-ninth Supplemental Indenture.....  June 1, 2000
     Seventieth Supplemental Indenture......  July 1, 2000
     /1/

which supplemental indentures (other than said Sixty-fifth Supplemental Indenture and said Sixty-seventh Supplemental Indenture) were recorded in various Counties in the States of North Carolina and South Carolina, and were indexed and cross-indexed in the real and chattel mortgage or security interest records in various Counties in the States of North Carolina and South Carolina; and

     WHEREAS, no recording or filing of said Sixty-fifth Supplemental Indenture in any manner or place is required by law in order to fully preserve and protect the security of the bondholders and all rights of the Trustees or is necessary to make effective the lien intended to be created by the Mortgage or said Sixty-fifth Supplemental Indenture; and said Sixty-seventh Supplemental Indenture was recorded only in Rowan County, North Carolina to make subject to

----------------------
/1/ Here will be inserted additional executed supplemental indentures.

the lien of the Mortgage, as supplemented, certain property of the Company located in said County intended to be subject to the lien of the Mortgage, as supplemented, all in accordance with Section 42 of the Mortgage; and

     WHEREAS, the Mortgage and said First through Sixty-seventh Supplemental Indentures (other than said Sixty-fifth and said Sixty-seventh Supplemental Indentures) were or are to be recorded in all Counties in the States of North Carolina and South Carolina in which this __________ Supplemental Indenture is to be recorded; and

     WHEREAS, in addition to the property described in the Mortgage, as heretofore supplemented, the Company has acquired certain other property, rights and interests in property; and

     WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, as supplemented, the following series of First Mortgage Bonds:


                                        Principal         Principal
                                          Amount            Amount
Series                                    Issued         Outstanding
------                                 ------------      ------------

3-3/4% Series due 1965...............  $ 46,000,000          None
3-1/8% Series due 1979...............    20,100,000          None
3-1/4% Series due 1979...............    43,930,000          None
2-7/8% Series due 1981...............    15,000,000          None
3-1/2% Series due 1982...............    20,000,000          None
4-1/8% Series due 1988...............    20,000,000          None
4-7/8% Series due 1990...............    25,000,000          None
4-1/2% Series due 1991...............    25,000,000          None
4-1/2% Series due 1994...............    30,000,000          None
5-1/8% Series due 1996...............    30,000,000          None
6-3/8% Series due 1997...............    40,000,000          None
6-7/8% Series due 1998...............    40,000,000          None
8-3/4% Series due 2000...............    40,000,000          None
8-3/4% Series due August 1, 2000.....    50,000,000          None
7-3/8% Series due 2001...............    65,000,000          None
7-3/4% Series due October 1, 2001....    70,000,000          None
7-3/4% Series due 2002...............   100,000,000          None
7-3/4% Series due 2003...............   100,000,000          None
8-1/8% Series due November 1, 2003...   100,000,000          None
9-3/4% Series due 2004...............   125,000,000          None
11-1/8% Series due 1994..............    50,000,000          None
11% Series due April 15, 1984........   100,000,000          None
8-1/2% Series due October 1, 2007....   100,000,000          None
9-1/4% Series due June 1, 2008.......   100,000,000          None
10-1/2% Series due May 15, 2009......   125,000,000          None
12-1/4% Series due November 1, 2009..   100,000,000          None
Pollution Control Series A...........    63,000,000          None
14-1/8% Series due April 1, 1987.....   125,000,000          None
Pollution Control Series B...........    50,000,000          None
Pollution Control Series C...........     6,000,000          None
11-5/8% Series due December 1, 1992..   100,000,000          None
Pollution Control Series D...........    48,485,000   $48,485,000
Pollution Control Series E...........     5,970,000     5,970,000
12-7/8% Series due December 1, 2013..   100,000,000          None
Pollution Control Series F...........    34,700,000    34,700,000
13-3/8% Series due April 1, 1994.....   100,000,000          None

                                               Principal         Principal
                                                Amount            Amount
Series                                          Issued          Outstanding
------                                        -----------       -----------

Pollution Control Series G..................  122,615,000            None
Pollution Control Series H..................   70,000,000            None
Pollution Control Series I..................   70,000,000            None
Pollution Control Series J..................    6,385,000       1,795,000
Pollution Control Series K..................    2,580,000       2,580,000
Extendible Series due April 1, 1995.........  125,000,000            None
11-3/4% Series due October 1, 2015..........  100,000,000            None
8-7/8% Series due March 1, 2016.............  100,000,000            None
8-1/8% Series due July 1, 1996..............  125,000,000            None
8-1/2% Series due January 1, 2017...........  100,000,000            None
9.174% Series due December 1, 1992..........  100,000,000            None
9% Series due September 1, 1993.............  100,000,000            None
9.60% Series due April 1, 1991..............  100,000,000            None
Secured Medium-Term Notes, Series A.........  200,000,000            None
8-1/8% Series due November 15, 1993.........  100,000,000            None
Secured Medium-Term Notes, Series B.........  100,000,000            None
8-7/8% Series due February 15, 2021.........  125,000,000            None
9% Series due April 1, 2022.................  100,000,000            None
8-5/8% Series due September 15, 2021........  100,000,000     100,000,000
5.20% Series due January 1, 1995............  125,000,000            None
7-7/8% Series due April 15, 2004............  150,000,000     150,000,000
8.20% Series due July 1, 2022...............  150,000,000     150,000,000
6-3/4% Series due October 1, 2002...........  100,000,000     100,000,000
6-1/8% Series due February 1, 2000..........  150,000,000            None
7-1/2% Series due March 1, 2023.............  150,000,000     150,000,000
5-3/8% Series due July 1, 1998..............  100,000,000            None
Secured Medium-Term Notes, Series C.........  200,000,000            None
6-7/8% Series due August 15, 2023...........  100,000,000     100,000,000
5-7/8% Series due January 15, 2004..........  150,000,000     150,000,000
Pollution Control Series L..................   72,600,000      72,600,000
Pollution Control Series M..................   50,000,000      50,000,000
6.80% Series due August 15, 2007............  200,000,000     200,000,000
5.95% Senior Note Series due March 1, 2009..  400,000,000     400,000,000
7.50% Senior Note Series Due April 1, 2005..  300,000,000     300,000,000
Pollution Control Series N..................   67,300,000      67,300,000
Pollution Control Series O..................   55,640,000      55,640,000
Pollution Control Series P..................   50,000,000      50,000,000
Pollution Control Series Q..................   50,000,000      50,000,000
Pollution Control Series R..................   45,600,000      45,600,000
Pollution Control Series S..................   41,700,000      41,700,000
Pollution Control Series T..................   50,000,000      50,000,000
Pollution Control Series U..................   50,000,000      50,000,000
Pollution Control Series V..................   87,400,000      87,400,000
/2/

which bonds are sometimes called bonds of the First through Seventy-ninth Series, respectively; and

     WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board

-------------------------
/2/ Here will be inserted additional outstanding Series.

of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as said Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

     WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

     WHEREAS, the Company now desires to create _____ new series of bonds and to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage, as heretofore supplemented; and

     WHEREAS, the execution and delivery by the Company of this __________ Supplemental Indenture, and the terms of the bonds of the __________ Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board of Directors;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     That the Company, in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto The Bank of New York and Douglas J. MacInnes, as Trustees under the Mortgage, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all the following described properties of the Company:

          All electric generating plants, stations, transmission lines, and electric distribution systems, including permanent improvements, extensions or additions to or about such electrical plants, stations, transmission lines and distribution systems of the Company; all dams, power houses, power sites, buildings, generators, reservoirs, pipe lines, flumes, structures and works; all substations, transformers, switchboards, towers, poles, wires, insulators, and other appliances and equipment, and the Company's rights or interests in the land upon which the same are situated, and all other property, real or personal, forming a part of or appertaining to, or used, occupied or enjoyed in connection with said generating plants, stations, transmission lines, and distribution systems; together with all rights of way, easements, permits, privileges, franchises and rights for or related to the construction, maintenance, or operation thereof, through, over, under or upon any public streets or highways, or the public lands of the United States, or of any State or other lands; and all water appropriations and water rights, permits and privileges; including all property, real, personal, and mixed, acquired by the Company after the date of the execution and delivery of the Mortgage, in addition to property covered by the above-mentioned supplemental indentures (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this __________ Supplemental Indenture) all lands, power sites, flowage rights, water rights, flumes, raceways, dams, rights of way and roads; all steam and power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, steam heat and hot water plants, lines, service and supply systems, bridges, culverts, tracts, ice or refrigeration plants and equipment, street and interurban railway systems, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric and gas machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture, chattels and choses in action; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

     TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

     IT IS HEREBY AGREED by the Company that, subject to the provisions of
Section 87 of the Mortgage, all the property, rights and franchises acquired by the Company after the date hereof (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted) shall be and are as fully granted and conveyed hereby and as fully embraced within the lien hereof and the lien of the Mortgage as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

     PROVIDED THAT the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this __________ Supplemental Indenture and from the lien and operation of the Mortgage, namely: (1) cash, shares of stock and obligations (including bonds, notes and other securities) not hereafter specifically pledged, paid, deposited or delivered under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business and fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company; rolling stock, buses, motor coaches, vehicles and automobiles; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage, as heretofore supplemented, or this __________ Supplemental Indenture or covenanted so to be;
(4) electric energy and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; and (5) any property and rights heretofore released from the lien of the Mortgage; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage and this __________ Supplemental Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Mortgage by reason of the occurrence of a Default as defined in said Article XII.

     TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustees, their successors and assigns forever.

     IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as heretofore supplemented, this __________ Supplemental Indenture being supplemental to the Mortgage.

     AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage and had been specifically and at length described in and conveyed to the Trustees by the Mortgage as a part of the property therein stated to be conveyed.

     The Company further covenants and agrees to and with the Trustees and their successor or successors in such trust under the Mortgage as follows:

                                   ARTICLE I

                           __________ SERIES OF BONDS

     SECTION 1. There shall be a series of bonds designated "% Series due _____________" (herein sometimes referred to as the "___________ Series"), each of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the ___________ Series shall be initially issued in the aggregate principal amount of $__________, mature on _____________, bear interest at the rate of % per annum, payable from _______, 20__, if the date of said bonds is prior to _________, 20__, or, if the date of said bonds is after __________ 20__, from the _______ or _________ next preceding the date of said bonds, and thereafter semi-annually on _________ and _______ of each year, be issued as fully registered bonds in the denominations of One Thousand Dollars and, at the option of the Company, in any multiple or multiples of One Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof) and be dated as in Section 10 of the Mortgage provided, the principal of and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

  /3/[SECTION 1.  There shall be a series of bonds designated "_____%
Senior Note Series Due ________________" (herein sometimes referred to as the "__________ series"), each of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the __________ Series shall be initially issued in the aggregate principal amount of $______________, mature on ____________________, bear interest at the rate of
_______% per annum, payable from ______________, if the date of said bonds is prior to ___________________, or, if the date of said bonds is after _________________, from the __________ or __________ next preceding the date of said bonds, and thereafter semi-annually on __________ and __________ of each year, be issued as fully registered bonds in the denominations of One Thousand Dollars and, at the option of the Company, in any multiple or multiples of One Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof) and be dated as in Section 10 of the Mortgage provided, the principal of and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.]

  (I) Bonds of the ___________ Series shall be redeemable after ________, ____ at the option of the Company or by the application (either at the option of the Company or pursuant to the requirements of the Mortgage) of cash deposited with the Corporate Trustee pursuant to any of the provisions of Section 38, Section 39 or Section 64 of the Mortgage or with the Proceeds of Released Property in whole at any time, or in part from time to time, prior to maturity, upon notice as provided in Sections 52 and 54 of the Mortgage (given by mail at least 30 days and not more than 90 days prior to the date fixed for redemption), at the following general redemption prices, expressed in percentages of the principal amount of the bonds to be redeemed:

----------------------
  /3/ These provisions will be inserted in lieu of the first paragraph of
Section 1 above in any supplemental indenture relating to the issuance of First Mortgage Bonds which are designated "_____% Senior Note Series Due __________."

                           GENERAL REDEMPTION PRICES

             If redeemed during 12 months period ending _________,



together, in each case, with accrued interest on the principal amount thereof to the date fixed for redemption.

  /4/[(I) The bonds of the ____________ Series shall be redeemable at the option of the Company or by the application (either at the option of the Company or pursuant to the requirements of the Mortgage) of cash deposited with the Corporate Trustee pursuant to any of the provisions of Sections 38, 39 or 64 of the Mortgage or with the Proceeds of Released Property in whole at any time, or in part from time to time, prior to maturity, upon notice as provided in Sections 52 and 54 of the Mortgage (given by mail at least 30 days and not more than 90 days prior to the date fixed for redemption (the "Redemption Date")), at a redemption price equal to the greater of (i) 100% of their principal amount or
(ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the Redemption Date to the maturity date, computed by discounting such payments, in each case, to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus __ basis points, plus in each case accrued interest on the principal amount thereof to the Redemption Date.

     "Treasury Yield" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker having a maturity comparable to the remaining term of the bonds of the ____________ Series that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds of the ____________ Series. "Independent Investment Banker" means _________________________________ or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing selected by the Company and appointed by the Corporate Trustee.

     "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Company obtains fewer than four Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Corporate Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Corporate Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date. The Company shall furnish the Corporate Trustee a notice in writing at least five business days and not more than ten

----------------------------
     /4/ This provision may be inserted in lieu of clause (I) of Section 1 above.

business days prior to such Redemption Date of (a) the name of each Reference Treasury Dealer, (b) the Redemption Date, and (c) the third business day preceding the Redemption Date.

    "Reference Treasury Dealer" means each of ________________________, _____________________, and _____________________, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government Securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

    The Company shall deliver to the Corporate Trustee before any Redemption Date for the bonds of the ____________ Series its calculation of the redemption price applicable to such redemption. Except with respect to the obligations of the Corporate Trustee expressly set forth in the foregoing definitions of "Comparable Treasury Issue" and "Reference Treasury Dealer Quotations," the Corporate Trustee shall be under no duty to inquire into, may presume the correctness of, and shall be fully protected in acting upon the Company's calculation of any redemption price of the bonds of the ____________ Series.

    In lieu of stating the redemption price, notices of redemption of the bonds of the ____________ Series shall state substantially the following: "The redemption price of the bonds to be redeemed shall equal the greater of (i) 100% of the principal amount of such bonds or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the Redemption Date to the maturity date, computed by discounting such payments, in each case, to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined in the ____________ Supplemental Indenture) plus __ basis points, plus in each case accrued interest on the principal amount thereof to the Redemption Date.]

    /5/[(I) The bonds of the __________ Series are subject to redemption by the Company, at its option, in whole, at any time, or in part, from time to time, upon notice as provided in the Mortgage (not less than 30 nor more than 60 days prior to a date fixed for redemption (the "Redemption Date")) at a redemption price equal to the greater of (i) 100% of their principal amount or
(ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the Redemption Date to the maturity date, computed by discounting such payments, in each case, to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined in the _____ Supplemental Indenture, dated as of __________, 20__, supplemental to the Senior Note Indenture) plus __ basis points (.__%), plus in each case accrued interest on the principal amount thereof to the Redemption Date (the "Redemption Price"), such Redemption Price to be set forth in a Treasurer's Certificate delivered to the Corporate Trustee on or before the Redemption Date and upon which the Trustees may conclusively rely.

    At any time the Senior Notes or any portion thereof have become due and payable in accordance with Section 505 of the Senior Note Indenture, the bonds of the __________ Series will thereupon automatically become due and payable pursuant to the redemption provisions of the preceding paragraph.

    The Company covenants and agrees that, prior to the Release Date, it will not take any action that would cause the outstanding principal amount of the bonds of the __________ Series to be less than the then outstanding principal amount of the Senior Notes.]

    Except as provided herein, Article X of the Mortgage, as heretofore supplemented, shall apply to redemptions of bonds of the ____________ Series.

    (II) At the option of the registered owner, any bonds of the __________ Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations. The bonds of the __________ Series may bear such legends as may be necessary to comply with any law or with any rules or regulations made pursuant thereto or with the rules or regulations of any stock exchange or to conform to usage or agreement with respect thereto.

---------------------
    /5/This provision may be inserted in lieu of clause (I) of Section 1 above in any supplemental indenture relating to the issuance of First Mortgage Bonds which are designated "_____% Senior Note Series Due __________."

    Bonds of the ___________ Series shall be transferable upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

    [Bonds of the __________, Series will not be transferable except (i) as required to effect an assignment to a successor trustee under the Indenture (For Senior Notes) dated as of _____________ __, ______, between the Company and _______________ as Trustee (the "Senior Note Indenture"), or as otherwise provided in Sections 407 and 409 of the Senior Note Indenture, or (ii) in compliance with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company.]/6/

    Upon any exchange or transfer of bonds of the __________ Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge required to be paid by the Company, as provided in
Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of said Series.

    [The Company's obligation to make payments with respect to the principal of, premium, if any, and or interest on, the bonds of the __________ Series shall be fully or partially satisfied and discharged to the extent that, at the time any such payment shall be due, the corresponding amount then due of principal of, and/or premium, if any, and/or interest then due on, the Company's Senior Notes, _________% Series Due _____________ (hereinafter called the "Senior Notes"), issued contemporaneously with the bonds of the __________ Series, shall have been fully or partially paid (other than by the application of the proceeds of a payment in respect of the bonds of the __________ Series), as the case may be, or there shall have been deposited with the Senior Note Trustee pursuant to the Senior Note Indenture trust funds sufficient under such indenture to fully or partially pay, as the case may be, the corresponding amount then due of principal of, and/or premium, if any and/or interest on, the Senior Notes (other than by the application of the proceeds of a payment in respect of the bonds of the __________ Series).]/7/


    /8/[SECTION 2. Except as otherwise provided in Section 406 of the Senior Note Indenture, the registered owner of all bonds of the __________ Series shall be the Senior Note Trustee.]


    /9/[SECTION 2. Except as otherwise provided in this Section, the registered owner of all bonds of the ____________ Series shall be Cede & Co., as nominee of The Depository Trust Company ("DTC"). Payment of interest for any bonds of the ____________ Series registered in the name of Cede & Co. shall be made by wire transfer to the account of Cede & Co. on the interest payment date for such bonds of the ____________ Series at the address indicated for Cede & Co. in the registration books of the Company kept by the registrar, anything in the bonds of the ____________ Series to the contrary notwithstanding.

    The bonds of the ____________ Series shall initially be issued in the form of one or more fully registered global bonds ("Global Bonds") which will have an aggregate principal amount equal to the bonds of the ____________ Series represented thereby. Upon initial issuance, the ownership of the bonds of the ____________ Series shall be registered in the registration books of the Company kept by the registrar in the name of Cede & Co., as nominee of DTC. The Corporate Trustee and the Company may treat DTC (or its nominee) as the sole and exclusive owner of the bonds of the ____________ Series registered in its name for the purposes of payment of the principal of, or premium, if any, or interest on such bonds of the ____________ Series, giving any notice permitted or required to be given to holders herein, registering the transfer of such bonds of the ____________ Series, obtaining any consent or other action to be taken by holders and for all other purposes whatsoever; and neither the Trustees nor the Company shall be

-------------------
    /6/This paragraph will be included in lieu of the preceding paragraph in a supplemental indenture relating to the issuance of First Mortgage Bonds which are designated "_____% Senior Note Series Due __________."

    /7/This paragraph will be included in a supplemental indenture relating to the issuance of First Mortgage Bonds which are designated "_____% Senior Note Series Due __________."

    /8/This provision will be inserted in a supplemental indenture relating to the issuance of First Mortgage Bonds which are designated "_____% Senior Note Series Due __________."

    /9/This provision may be inserted in any supplemental indenture relating to the issuance of First Mortgage Bonds which are to be "book-entry" bonds.

affected by any notice to the contrary. Neither the Trustees nor the Company shall have any responsibility or obligation to any DTC participant, any person claiming a beneficial ownership interest in bonds of the ____________ Series registered in the name of Cede & Co. under or through DTC or any DTC participant, or any other person not shown on the registration books of the Company kept by the registrar as being a holder with respect to the accuracy of any records maintained by DTC, Cede & Co., or any DTC participant; the payment by DTC or any DTC participant to any beneficial owner of any amount in respect of the principal of, or premium, if any, or interest on the bonds of the ____________ Series registered in the name of Cede & Co.; the delivery to any DTC participant or any beneficial owner of any notice which is permitted or required to be given to holders herein; the selection by DTC or any DTC participant of any person to receive payment in the event of a partial payment of any bonds of the _____________ Series registered in the name of Cede & Co.; or any consent given or other action taken by DTC as holder. All principal of, and premium, if any, and interest on any bonds of the ____________ Series registered in the name of Cede & Co., shall be paid only to or upon the order of Cede & Co., as nominee of DTC, and all such payments shall be valid and effective to fully satisfy and discharge the Company's obligations with respect to the principal of, and premium, if any, and interest on such bonds of the ____________ Series to the extent of the sum or sums so paid. Upon delivery by DTC to the Corporate Trustee of written notice to the effect that DTC had determined to substitute a nominee in place of Cede & Co., as registered owner of any bonds of the ____________ Series, and subject to the provisions herein with respect to record dates, the words "Cede & Co." herein shall refer to such new nominee of DTC with respect to such bonds.

    A Global Bond shall be exchangeable for definitive certificates registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Company that it is unwilling or unable to continue as a depository for such Global Bond and no successor depository shall have been appointed, or if at any time DTC ceases to be a clearing agency registered to act as such depository or
(ii) the Company in its sole discretion determines that such Global Bond shall be so exchangeable. In any such event, the Company shall issue, register the transfer of and exchange definitive certificates as requested by DTC in appropriate amounts and the Company shall be obligated to prepare and deliver, and the Corporate Trustee shall be obligated to authenticate, definitive certificates.

    So long as any bonds of the ____________ Series are registered in the name of Cede & Co., as nominee of DTC, the Company and the Corporate Trustee are hereby authorized to enter in any arrangements determined necessary or desirable with DTC in order to effectuate this Section 2 and both of them shall act in accordance with the Mortgage, as heretofore supplemented, and any such arrangements. Without limiting the generality of the foregoing, any such arrangements may alter the manner of effecting delivery of bonds of the ____________ Series, the transfer of funds for the payment of the bonds of the
____________ Series, and the delivery of notices to DTC.

    In connection with any notice or other communication to be provided to holders by the Company or the Corporate Trustee with respect to any consent or other action to be taken by holders, so long as any bonds of the ____________ Series are registered in the name of Cede & Co., as nominee of DTC, the Company shall establish a record date for such consent or other action and give DTC notice of such record date not less than 15 calendar days in advance of such record date. If a record date is fixed, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled in consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.]

    /10/[SECTION 3. Upon payment of the principal of, and premium if any, and interest due on the Senior Notes, whether at maturity or prior to maturity by acceleration, redemption or otherwise, or upon provision for the payment thereof having been made in accordance with the Senior Note Indenture (other than by the application of the proceeds of a payment in respect of such Bonds of the ____ Series), Bonds of the _______________ Series in a principal amount equal to the principal amount of Senior Notes so paid or for which such provision for payment has been made shall be deemed fully paid, satisfied and discharged and the obligations of the Company thereunder shall be terminated and such Bonds of the ________________ Series shall be surrendered to and canceled by the Trustees. From and after the Release Date (as defined in the Senior Note Indenture), the Bonds of the ____________ Series shall be deemed fully paid, satisfied and discharged and the obligation of the Company thereunder shall be terminated. On the Release Date,

-----------------
    /10/This Section will be included in a Supplemental Indenture relating to the issuance of First Mortgage Bonds which are designated "_____% Senior Note Series Due __________."

the Bonds of the ____________ Series shall be surrendered to and canceled by the Trustees in accordance with Section 56 of the Mortgage.

    The Corporate Trustee may conclusively presume that the obligation of the Company to pay the principal of, and premium, if any, and interest on the bonds of the __________ Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall received a written notice from the Senior Note Trustee, signed by its President, a Vice President or a Trust Officer, stating that the corresponding payment of principal of or interest on the Senior Notes has become due and payable and has not been fully paid and, with respect to principal and premium, if any, of the Senior Notes, specifying the principal of, and premium, if any, on the Senior Notes then due and payable and the amount of funds required to make such payment, and, with respect to interest on the Senior Note, specifying the last date to which interest has been paid and the amount of funds required to make such payment.]


                                  ARTICLE II

                               DIVIDEND COVENANT

    SECTION 4. The Company covenants and agrees that, so long as any of the bonds of the __________ Series remain Outstanding, the Company will not declare or pay any dividends upon its common stock (other than dividends in common stock) or make any other distributions on its common stock or purchase or otherwise retire any shares of its common stock, unless immediately after such declaration, payment, purchase, retirement or distribution (hereinafter in this Section referred to as "Restricted Payments"), and giving effect thereto, the amount arrived at by adding

          (a) the aggregate amount of all such Restricted Payments (other than the dividend of fifty cents ($.50) per share declared on December 8, 1948 and paid on February 1, 1949 to holders of Common Stock) made by the Company during the period from December 31, 1948, to and including the effective date of the Restricted Payment in respect of which the determination is being made, plus

          (b) an amount equal to the aggregate amount of cumulative dividends for such period (whether or not paid) on all preferred stock of the Company from time to time outstanding during such period, at the rate or rates borne by such preferred stock, plus

          (c) an amount equal to the amount, if any, by which fifteen per centum (15%) of the Gross Operating Revenues of the Company for such period shall exceed the aggregate amount during such period expended and/or accrued on its books for maintenance and/or appropriated on its books out of income for property retirement, in each case in respect of the Mortgaged and Pledged Property and/or automotive equipment used primarily in the electric utility business of the Company (but excluding any provisions for amortization of any amounts included in utility plant acquisition adjustment accounts or utility plant adjustment accounts), will not exceed the amount of the aggregate net income of the Company for said period available for dividends (computed and ascertained in accordance with sound accounting practice, on a cumulative basis, including the making of proper deductions for any deficits occurring during any part of such period), plus $3,000,000.

    The Company further covenants and agrees that not later than May 1 of each year beginning with the year 20__ it will furnish to the Corporate Trustee a Treasurer's Certificate stating whether or not the Company has fully observed the restrictions imposed upon it by the covenant contained in this Section 4.

    /11/[SECTION 4. The Company covenants and agrees, that so long as any of the bonds of the _____ Series remain Outstanding, the Company will declare and pay dividends in cash or property on any shares of its common stock only either
(1) out of its Surplus or (2) in case there shall be no Surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If the Capital of the Company shall have been diminished by the depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the Capital represented by the issued and outstanding stock of all classes having a preference upon

---------------------
    /11/This provision may be inserted in lieu of Section 4 above.

the distribution of assets of the Company, the Board of Directors shall not declare and pay out of such net profits any dividends upon any shares of its common stock until the deficiency in the amount of Capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

    The term "Capital" shall mean that part of the consideration received by the Company for any shares of its capital stock which has been determined by a Board Resolution to be capital, or, if the Board of Directors shall not have so determined, "Capital" shall mean an amount equal to the aggregate par value of shares having a par value, plus the amount of consideration for such shares without par value.

    The term "Surplus" shall mean the excess of the net assets of the Company over its Capital.]


                                  ARTICLE III

              CERTAIN PROVISIONS WITH RESPECT TO FUTURE ADVANCES

    SECTION 5. Upon the filing of this __________ Supplemental Indenture for record in all counties in which the Mortgaged and Pledged Property is located, and until a further indenture or indentures supplemental to the Mortgage shall be executed and delivered by the Company to the Trustees pursuant to authorization by the Board of Directors of the Company and filed for record in all counties in which the Mortgaged and Pledged Property is located further increasing or decreasing the amount of future advances which may be secured by the Mortgage, as supplemented, the Mortgage, as supplemented, may secure future advances and other indebtedness and sums not to exceed in the aggregate $__________, in addition to $__________ in aggregate principal amount of bonds to be Outstanding at the time of such filing, and all such advances and other indebtedness and sums shall be secured by the Mortgage, as supplemented, equally, to the same extent and with the same priority, as the amount originally advanced on the security of the Mortgage, namely, $46,000,000, and such advances and other indebtedness and sums may be made or become owing and may be repaid and again made or become owing and the amount so stated shall be considered only as the total amount of such advances and other indebtedness and sums as may be outstanding at one time.


                                /12/[ARTICLE IV

               RESERVATION OF RIGHTS TO AMEND CERTAIN PROVISIONS
                                OF THE MORTGAGE

    SECTION 6. The Company reserves the right, without any consent or other action by holders of bonds of the _________ Series or of any subsequently created series to amend the Mortgage, as heretofore amended and supplemented, as follows:

    To amend subdivision (b) of clause (B) of Section 4 of the Mortgage by adding the following words at the beginning thereof:

          "ten-sevenths of"

    SECTION 7. The Company reserves the right, without any consent or other action by holders of bonds of the __________ Series or of any subsequently created series to amend the Mortgage, as heretofore amended and supplemented, as follows:

    To amend the second and third lines of clause (A) of Section 7 of the Mortgage by replacing the phrase "within the fifteen (15) calendar months" with the phrase "within the eighteen (18) calendar months".

------------------
    /12/Any of the provisions contained in this Article IV may be inserted in any subsequent supplemental indenture.

    SECTION 8. The Company reserves the right, without any consent or other action by holders of bonds of the ___________ Series or any subsequently created series to amend the Mortgage, as heretofore amended and supplemented, as follows:

    To amend the excepted property clause on page 121 of the Mortgage by deleting the word "and" at the end of subdivision (3) and adding a subdivision
(5) immediately after the phrase "ordinary course of its business;" to read as follows:

          and "(5) any property which does not constitute Property Additions, Funded Property or Funded Cash, as hereinafter defined;"

    SECTION 9. The Company reserves the right, without any consent or other action of holders of bonds of the __________ Series or of any subsequently created series to amend the Mortgage, as heretofore amended and supplemented, as follows:

    To eliminate subsection III of Section 38.

    SECTION 10. The Company reserves the right, without any consent or other action by holders of bonds of the __________ Series or of any subsequently created series, to amend the Mortgage, as heretofore amended and supplemented, as follows:

    To amend subsection 3(a) of Section 59 of the Mortgage to read as follows:

          "(a) a Treasurer's Certificate describing in reasonable detail the property to be released and requesting such release;

    To amend subsection 3(b) of Section 59 of the Mortgage to read as follows:

          "(b) (i) the Fair Value and (ii) the Cost (or as to Property Additions constituting Funded Property of which the Fair Value to the Company at the time the same became Funded Property was less than the Cost as determined pursuant to Section 4 hereof, then such Fair Value in lieu of Cost), in the opinion of the signers, of the property to be released; and the Cost (or as to Property Additions constituting Funded Property of which the Fair Value to the Company at the time the same became Funded Property was less than the Cost as determined pursuant to Section 4 hereof, then such Fair Value in lieu of Cost), in the opinion of the signers, of any portion thereof that is Funded Property;"

    To amend the first six lines of subsection (4) of Section 59 of the Mortgage to read as follows:

          "(4) an amount in cash, to be held by the Corporate Trustee as part of the Mortgaged and Pledged Property, equivalent to the amount, if any, by which the Cost (or as to Property Additions constituting Funded Property of which the Fair Value to the Company at the time the same became Funded Property was less than the Cost as determined pursuant to Section 4 hereof, then such Fair Value in lieu of Cost) of the property to be released, as specified in the Engineer's Certificate provided for in subdivision (3) above, exceeds the aggregate of the following items:"

    To amend the first sentence of subsection (4)(c) of Section 59 of the Mortgage by adding the following words at the beginning thereof:

          "an amount equal to ten-sevenths of"

    To amend Section 60 of the Mortgage by inserting "(I)" before the word "Unless" in the first line thereof, and by adding the following subsection (II) at the end of Section 60;

          "(II) Unless the Company is in default in the payment of the interest on any bonds then Outstanding hereunder or one or more of the Defaults defined in Section 65 hereof shall have occurred and be continuing, the Company may obtain the release of any of the Mortgaged and Pledged Property that is not Funded Property, except cash then held by the Corporate Trustee (provided, however, that Prior Lien Bonds deposited with the Corporate Trustee shall not be released or surrendered except as provided in Article IX hereof and obligations secured by purchase money mortgage deposited with the Corporate Trustee shall not be released except as provided in Section 61 hereof), and the Corporate Trustee shall release all its right, title and interest in and to the same from the Lien hereof upon application of the Company and receipt by the Corporate Trustee of the following (in lieu of complying with the requirements of Section 59 hereof):

          (1) a Treasurers' Certificate describing in reasonable detail the property to be released and requesting such release, and stating:

               (a) that the Company is not in default in the payment of interest on any bonds then Outstanding hereunder and that no Default has occurred and is continuing;

               (b)  that the property to be released is not Funded Property; and

               (c) that (except in any case where a governmental body or agency has exercised a right to order the Company to divest itself of such property) such release is in the opinion of the signers desirable in the conduct of the business of the Company;

          (2)  an Engineer's Certificate, made and dated not more than ninety
     (90) days prior to the date of such application, stating:

               (a)  a description of the property to be released;

               (b) the Fair Value, in the opinion of the signers, of the property (or securities) to be released;

               (c) that in the opinion of the signers such release will not impair the security under this Indenture in contravention of the provisions hereof; and

               (d) that the Company has Property Additions constituting property that is not Funded Property (not including any Property Additions then being released) of a Cost or Fair Value to the Company (whichever is less) of not less than one dollar ($1) (after making any deductions and any additions pursuant to the provisions of Section 4 hereof) after deducting the Cost of the property then being released; and

          (3) an Opinion of Counsel stating the signer's opinion to the effect that on the delivery to the corporate Trustee of the certificates, if any, and documents specified in such Opinion of Counsel, the conditions precedent provided for in this Indenture relating to the release of the property in question have been complied with; and in case the Corporate Trustee is requested to release any franchise, further stating that in such signer's opinion such release will not impair to any material extent the right of the Company to operate any of its remaining properties."

     SECTION 11. The Company reserves the right, without action of holders of bonds of _____ Series or of any subsequently created series to make such amendments to the Mortgage as heretofore amended and supplemented, and as it may be amended pursuant to the Thirteenth Supplemental Indenture, as shall be necessary in order to amend the indicated Sections of the Mortgage, as such Sections are then in effect, to read as follows:

          "SECTION 112. The holders of (a) a majority in principal amount of the bonds Outstanding hereunder when such meeting is held or (b) if the action proposed at said meeting adversely affects solely the rights of the holders of one or more, but less than all, series of bonds then Outstanding, then only a majority in principal amount of those bonds then Outstanding so to be adversely affected must be present at such meeting in person or by proxy in order to constitute a quorum for the transaction of business, less than a quorum, however, having power to adjourn.

          "SECTION 113. Subject to the provisions of Section 80 hereof, any modification or alteration of this Indenture (including any indentures supplemental hereto) and/or of the rights and obligations of the Company and/or the rights of the holders of bonds and/or coupons issued hereunder in any particular (including but not limited to the waiver of any past Default, as defined in Section 65 hereof, or other default, and its consequences), may be made at a meeting of bondholders duly convened and held in accordance with the provisions of this Article, by resolution duly adopted (a) by the affirmative vote of the holders of a majority or more in principal amount of the bonds Outstanding hereunder, or (b) if the rights of one or more, but less than all, series of bonds then Outstanding are to be adversely affected by action taken at such meeting, then only by affirmative vote of the holders of a majority in principal amount of those bonds so to be adversely affected and Outstanding hereunder when such meeting is held, considered as one class, and in every case approved by Resolution of the Board of Directors of the Company, as herein specified; provided, however, that no such modification or alteration shall, without the consent of the holder of any bond issued hereunder affected thereby,
(1) impair or affect the right of such holder to receive payment of the principal of (and premium, if any) and interest on such bond, on or after the respective due dates expressed in such bond, or to institute suit for the enforcement of any such payment on or after such respective dates, or (2) permit the creation of any lien ranking prior to, or on a parity with, the Lien of this Indenture with respect to any of the Mortgaged and Pledged Property, or (3) permit the deprivation of any non-assenting bondholder of a lien upon the Mortgaged and Pledged Property for the security of his bonds (subject only to the lien of taxes, assessments or governmental charges not then delinquent and to any mortgage or other liens existing upon such property which are prior hereto at the date of the calling of any such bondholders' meeting), or (4) permit the reduction of the percentage required by the provisions of this Section for the taking of any action under this Section with respect to any bond Outstanding hereunder. For all purposes of this Article, the Trustees, subject to the provisions of Sections 88 and 89 hereof, shall be entitled to rely upon an Opinion of Counsel with respect to the extent, if any, as to which any action taken at such meeting affects the rights under this Indenture or under any indenture supplemental hereto of any holders of bonds then Outstanding hereunder.

          "Except for the purpose of waiving any past Default, as defined in
Section 65 hereof, and its consequences, in which event the provisions of
Section 71 hereof shall be applicable, bonds owned and/or held by and/or for account of and/or for the benefit or interest of the Company, or any corporation of which the Company shall own twenty-five per centum (25%) or more of the outstanding voting stock, shall not be deemed Outstanding for the purpose of any vote or of any calculation of bonds Outstanding in this Article XVIII provided for, except that, for the purpose of determining whether the Trustees shall be protected in relying on any such vote or calculation, only bonds which the Trustees, or either of them, know are so owned and/or held, shall be excluded.

          "SECTION 116. (A) Anything in this Article contained to the contrary notwithstanding, the Corporate Trustee shall accept the written consent (in any number of instruments of similar tenor executed by bondholders or by their attorneys appointed in writing) of the holders of a majority or more in principal amount of the bonds Outstanding hereunder, or if the rights of one or more, but less than all, series of bonds then Outstanding are to be adversely affected by action taken pursuant to such consent, then the Corporate Trustee shall accept the written consent of the holders of a majority in principal amount of only such bonds so to be adversely affected and Outstanding hereunder (at the time the last such needed consent is delivered to the Corporate Trustee) in lieu of the holding of a meeting pursuant to this Article and in lieu of all action at such a meeting and with the same force and effect as a resolution duly adopted in accordance with the provisions of Section 113 hereof.

          "(B) Instruments of consent shall be witnessed or in the alternative may (a) have the signature guaranteed by a bank or trust company or a registered dealer in securities, (b) be acknowledged before a Notary Public or other officer authorized to take acknowledgments, or (c) have their genuineness otherwise established to the satisfaction of the Corporate Trustee.

          "The amount of bonds payable to bearer, and the series and serial numbers thereof, held by a person executing an instrument of consent (or whose attorney has executed an instrument of consent in his behalf), and the date of his holding the same, may be proved either by exhibiting the bonds themselves to the Corporate Trustee or by a certificate executed (i) by any bank, or trust or insurance company organized under the laws of the United States of America or of any state thereof, (ii) by any trustee, secretary, administrator or other proper officer of any pension, welfare, hospitalization or similar fund, (iii) by the United States of America, any Territory thereof, the District of Columbia, any State of the United States, any municipality in any State or Territory of the United States or any public instrumentality of the United States, any State or Territory, or (iv) by any other person or corporation satisfactory to the Corporate Trustee. A bondholder in any of the foregoing categories may sign a certificate in his own behalf.

          "Each such certificate shall be dated and shall state in effect that as of the date thereof a coupon bond or bonds of a specified series and bearing a specified serial number or numbers was deposited with or exhibited to the signer of such certificate. The holding by the person named in any such certificate of any bond specified therein shall be presumed to continue unless
(1) any certificate bearing a later date issued in respect of the same bond shall be produced, (2) the bond specified in such certificate (or any bond or bonds issued in exchange or substitution for such bond) shall be produced by another holder, or (3) the bond specified in such certificate shall be registered as to principal or shall have been surrendered in exchange for a fully registered bond registered in the name of another holder. The Corporate Trustee may nevertheless in its discretion require further proof in cases where it deems further proof desirable. The ownership of registered bonds shall be proved by the registry books.

          "(C) Until such time as the Corporate Trustee shall receive the written consent of the necessary per centum in principal amount of the bonds required by the provisions of subsection (A) above for action contemplated by such consent, any holder of a bond, the serial number of which is shown by the evidence to be included in the bonds the holders of which have consented to such action, may, by filing written notice with the Corporate Trustee at its principal office and upon proof of holding as provided in subsection (B) above, revoke such consent so far as it concerns such bond. Except as aforesaid, any such consent shall be conclusive and binding upon such holder and upon all future holders of such bond (and any bond issued in lieu thereof or exchanged therefor), irrespective of whether or not any notation of such consent is made upon such bond, and in any event any action taken by the holders of the percentage in aggregate principal amount of the bonds specified in subsection
(A) above in connection with such action shall, subject to the provisions of the last sentence of Section 114 hereof, be conclusively binding upon the Company, the Trustees and the holders of all the bonds."]


                                  ARTICLE IV

                           MISCELLANEOUS PROVISIONS

     SECTION 12. Subject to any amendments provided for in this __________ Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this __________ Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

     /13/[SECTION 13.  The provisions of the third and fourth paragraphs of
Section 64 of the Mortgage with reference to the bonds of the First Series (therein called "1965 Series") shall also be deemed to apply separately to the bonds of the ___________ Series to the same extent as if such paragraphs had been repeated in said Section 64 with the words "___________ Series" substituted therein wherever the figure and word "1965 Series" occur.]

     SECTION 14. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore supplemented, set forth and upon the following terms and conditions:

          The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this __________ Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general each and every term and condition contained in Article XVI of the Mortgage shall apply to and form part of this __________ Supplemental Indenture with the

/13/ This provision may be inserted in any subsequent supplemental indenture.

     same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this __________ Supplemental Indenture.

     SECTION 15. Subject to the provisions of Article XV and Article XVI of the Mortgage, whenever in this __________ Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this __________ Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustees shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

     SECTION 16. Nothing in this __________ Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the Outstanding bonds and coupons, any right, remedy or claim under or by reason of this __________ Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this __________ Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the Outstanding bonds and coupons.

     SECTION 17. This __________ Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, Carolina Power & Light Company has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents or its Treasurer and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries, and The Bank of New York has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents, and its corporate seal to be attested by one of its Assistant Vice Presidents or Assistant Secretaries and Douglas J. MacInnes has hereunto set his hand and affixed his seal, all as of the day and year first above written.

                                    Carolina Power & Light Company



                                    By..........................................
                                                      _____________

Attest:


 .............................
    ___________________



Executed, sealed and delivered by
  CAROLINA POWER & LIGHT
  COMPANY in the presence of:

 .............................
    __________________


 .............................
    _________________



                      (Trustees' Signature Page Follows)

                           Trustees' Signature Page

       __________ Supplemental Indenture, dated as of __________, 20__, to Mortgage and Deed of Trust, dated as of May 1, 1940



                                                  The Bank of New York,
                                                   as Trustee



                                                  By........................
                                                    ________________________


Attest:



 .............................
    ___________________


                                                  ...................... (L. S.)
                                                    Douglas J. MacInnes


Executed, sealed and delivered
  by The Bank of New York
  and Douglas J. MacInnes
  in the presence of:


 .............................
      _____________


 .............................
      _____________

STATE OF NORTH CAROLINA  )
                         )  SS.:
COUNTY OF WAKE           )

     This ____ day of _____, A.D. 20__, personally came before me, ____________, a Notary Public in and for the County aforesaid, _________________, who, being by me duly sworn, says that she is the _________ of CAROLINA POWER & LIGHT COMPANY, and that the seal affixed to the foregoing instrument in writing is the corporate seal of said company, and that said writing was signed and sealed by her in behalf of said corporation by its authority duly given. And the said _____________ acknowledged the said writing to be the act and deed of said corporation.

     On the ____ day of _____, in the year of 20__, before me personally came _________, to me known, who, being by me duly sworn, did depose and say that she resides at ____________________________, State of North Carolina; that she is the _________ of CAROLINA POWER & LIGHT COMPANY, one of the corporations described in and which executed the above instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that she signed her name thereto by like order.

                                        .............................
                                                  __________________
                                        Notary Public, State of North Carolina
                                                   Wake County
                                        My Commission Expires _____________

STATE OF NORTH CAROLINA  )
                         )  SS.:
COUNTY OF WAKE           )

     Personally appeared before me __________________, who being duly sworn, says that she saw the corporate seal of CAROLINA POWER & LIGHT COMPANY affixed to the above written instrument, and that she also saw _________________, the _________, with ________________, an Assistant Secretary, of said CAROLINA POWER & LIGHT COMPANY, sign and attest the same, and that she, deponent, with _______________, witnessed the execution and delivery thereof as the act and deed of said CAROLINA POWER & LIGHT COMPANY.

                                                 .......................
                                                    __________________

Sworn to before me this
____ day of _____, 20__

 .....................................
           __________________
  Notary Public, State of North Carolina
    Wake County
    My Commission Expires ____ __, ____

STATE OF NEW YORK  )
                   ) SS.:
COUNTY OF NEW YORK )

          This ____ day of _____, A.D. 20__, personally came before me, _____________, a Notary Public in and for the County aforesaid,
_________________, who, being by me duly sworn, says that he is an Assistant Vice President of THE BANK OF NEW YORK, and that the seal affixed to the foregoing instrument in writing is the corporate seal of said company, and that said writing was signed and sealed by him in behalf of said corporation by its authority duly given. And the said _________________ acknowledged the said writing to be the act and deed of said corporation.

          On the ____ day of _____, in the year 20__, before me personally came ________________, to me known, who, being by me duly sworn, did depose and say that he resides in ________, ________; that he is an Assistant Vice President of THE BANK OF NEW YORK, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

          I, ______________, a Notary Public in and for the County aforesaid, do hereby certify that DOUGLAS J. MacINNES personally appeared before me this day and acknowledged the due execution by him as successor Individual Trustee of the foregoing instrument.

          On the ____ day of _____, 20__, before me personally came DOUGLAS J. MacINNES, to me known to be the person described in and who executed the foregoing instrument and acknowledged that he, as successor Individual Trustee, executed the same.

          WITNESS my hand and official seal this ____ day of _____, 20__.



                                         ..............................
                                                   ______________
                                        NOTARY PUBLIC, State of New York
                                                    No. _______
                                            Qualified in ______ County
                                        Certificate filed in New York County
                                            Commission Expires ___ __, 20__

STATE OF NEW YORK  )
                   ) SS.:
COUNTY OF NEW YORK )

          Personally appeared before me ______________________, who, being duly sworn, says that she saw the corporate seal of THE BANK OF NEW YORK affixed to the above written instrument and that she also saw _________________, an Assistant Vice President, with _____________, an Assistant Secretary, of said THE BANK OF NEW YORK, sign and attest the same, and that she, deponent, with ______________, witnessed the execution and delivery thereof as the act and deed of said THE BANK OF NEW YORK.

          Personally appeared before me ______________________, who, being duly sworn, says that she saw the within named DOUGLAS J. MacINNES, as successor Individual Trustee, sign, seal and as his act and deed deliver the foregoing instrument for the purposes therein mentioned, and that she, deponent, with ______________, witnessed the execution thereof.



                                        .................................
                                                  ______________



Sworn to before me this
____ day of _____, 20__

 .....................................
           __________________
     Notary Public, State of New York
               No. _____
        Qualified in ______ County
     Certificate filed in New York County
     Commission Expires ____________